Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-4 (File No. 333-34641);

(2)	Registration Statement on Form S-8 (File No. 33-82282);

(3)	Registration Statement on Form S-3 (File No. 333-113782); and

(4)	Registration Statement on Form S-3 (File No. 333-116107).

of our report dated February 25, 2005, except for note 6, as to which the date is March 7, 2005, relating to the consolidated financial statements and financial statement schedule of Miller Industries, Inc. and subsidiaries, and our report dated April 30, 2005, with respect to Miller Industries, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports are included in this amended annual report on Form 10-K/A of Miller Industries, Inc. for the year ended December 31, 2004.

/s/ Joseph Decosimo and Company, PLLC
Chattanooga, Tennessee
April 30, 2005